Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee

First Bancorp Employees’ 401(k) Savings Plan

Southern Pines, North Carolina

We consent to the incorporation by reference in the Registration Statement of First Bancorp on Form S-8 related to the First Bancorp Employees’ 401(k) Savings Plan (File 333-197114) of our reports dated June 21, 2016, relating to our audits of the financial statements which appear in the December 31, 2015 Annual Report on Form 11-K of the First Bancorp Employees’ 401(k) Savings Plan.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina
June 21, 2016